FOR IMMEDIATE RELEASE

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Contact: Jim Stoffel (763) 551-7498 investorrelations@selectcomfort.com

SELECT COMFORT REPORTS FOURTH QUARTER

AND FULL-YEAR 2007 RESULTS

MINNEAPOLIS – (Feb. 6, 2008) – Select Comfort Corporation (NASDAQ: SCSS), the nation’s leading bed retailer and creator of the SLEEP NUMBER® bed, today announced results for the fiscal fourth quarter ended Dec. 29, 2007. Net sales totaled $190.7 million, a decrease of 4 percent, compared to $198.0 million in the fourth quarter of 2006. Net income totaled $2.2 million, or $0.05 per diluted share, compared to $10.8 million, or $0.20 per diluted share in the fourth quarter of 2006.

Net sales for 2007 totaled $799.2 million, a decrease of 1 percent, compared to $806.0 million in 2006. Net income for 2007 totaled $27.6 million, or $0.57 per diluted share, compared to $47.2 million, or $0.85 per diluted share in 2006.

“Weaker-than-expected consumer spending following the Thanksgiving holiday offset positive sales trends during the first two months of the fourth quarter,” said Bill McLaughlin, chairman and chief executive officer of Select Comfort. “Given the outlook for economic softness in 2008, we are focused primarily on reducing costs and improving operational efficiencies, while continuing to execute our long-term strategies for profitable growth.”

“During the fourth quarter, we made a number of decisions that will counteract the impact of softening sales,” continued McLaughlin. “Specifically, the company expanded

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Select Comfort Reports Fourth Quarter and Full-Year 2007 Results – Page 2 of 10

distribution by opening seven net new stores and completing three high-return store remodels. We also increased prices on certain products in January to reflect the impact of higher raw-material costs. In addition, we eliminated approximately 20 corporate positions and froze headcount at current levels, which is expected to achieve annualized savings of approximately $4.0 million.”

Fourth Quarter Summary

Fourth quarter sales benefited from the 36 net new company-owned stores opened during the past 12 months. Broader product distribution partially offset a 13 percent decline in same-store sales, much of which occurred in December. Fourth quarter e-commerce revenues grew 4 percent and wholesale sales were up 6 percent, as compared to fourth quarter of 2006.

Fourth quarter gross profit margin of 58.5 percent declined 2.4 percentage points from 60.9 percent in the prior-year period. The decline reflects a downward shift in sales mix and higher commodity costs.

Fourth quarter operating margin of 1.5 percent declined 6.6 percentage points from 8.1 percent in the fourth quarter of 2006 due to lower sales, reductions in gross margins, higher fixed costs associated with the increased number of stores, and a 10 percent increase in media spending, which totaled $26.0 million in the quarter.

Cash flows from operating activities for 2007 totaled $46.6 million, compared to $59.4 million in 2006. Capital expenditures totaled $46.1 million for the year, compared to $31.1 million in 2006.

As of Dec. 29, 2007, cash and cash equivalents totaled $7.3 million and outstanding debt totaled $37.9 million. Current cash and debt balances reflect higher levels of accounts receivable and inventories, and the timing of payments on certain liabilities resulting in lower levels of current liabilities.

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Select Comfort Reports Fourth Quarter and Full-Year 2007 Results – Page 3 of 10

“We expect 2008 to be a challenging year, so beyond the actions taken in the fourth quarter, the company is implementing additional initiatives to further address the current environment,” said McLaughlin. “We plan to slow the growth of new store openings, while investing in high-return store remodels. Moreover, we have focused our retail partner program on fewer regional mattress retailers, eliminating five partners and 140 doors during the first quarter. We also will introduce two new products to the line, beginning with a mid-range price point introduction in late February. Also, in March, we’ll launch a new marketing campaign to help increase consideration and purchase of Sleep Number products.”

Fiscal 2008 Outlook

The company will not provide specific earnings guidance for fiscal 2008. However, the company currently anticipates that net income will be lower than 2007 on flat to slightly lower year-over-year sales. The company plans to open 30 new stores and close 15 stores or more. The company does not anticipate incurring any significant asset impairment or lease-buyout costs associated with the store closures. Additionally, the company plans to remodel 50 stores. Results for 2008 will benefit from a fifty-third week.

In terms of costs and margins, the company anticipates that inflationary costs from oil and currency exchange will be offset in part by higher selling prices on select products. Gross margins are expected to decline slightly compared with 2007. For fiscal 2008, the company anticipates that its media and marketing spending will be flat to 2007, with lower planned expenditures in the first quarter in advance of a new marketing campaign expected to launch in March. The company expects selling costs will be higher due to increased store count. The company also expects general and administrative costs will be slightly higher in 2008.

Operating and free cash flows are expected to be positive in 2008. The company is forecasting capital expenditures of $32 million for new stores, store remodels, completion of the SAP implementation, and certain manufacturing and logistics investments.

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Select Comfort Reports Fourth Quarter and Full-Year 2007 Results – Page 4 of 10

Conference Call

Management will host its regularly scheduled conference call to discuss the company’s results on Feb. 6, 2008 at 5:00 p.m. Eastern Time (4:00 p.m. Central; 2:00 p.m. Pacific). To listen to the call, please dial (888) 972-6711 (international participants dial (210) 234-0123) and reference the passcode “Sleep.” To listen to the webcast, please access the investor relations area of the company’s Web site at www.selectcomfort.com/investors.

A replay will remain available until midnight Eastern Time, Feb. 15, 2008, by dialing (203) 369-0656. The webcast replay will remain available in the investor relations area of the company’s Web site for approximately 60 days.

About Select Comfort Corporation

Founded more than 20 years ago, Select Comfort Corporation is the nation’s leading bed retailer(1). Based in Minneapolis, the company designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and sleep accessories. SELECT COMFORT® products are sold through its more than 470 company-owned stores located across the United States; select bedding retailers; direct marketing operations; and online at www.sleepnumber.com.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; uncertainties arising from global events; consumer confidence; effectiveness of our advertising and promotional efforts; our ability to secure suitable retail locations; our ability to attract and retain qualified sales professionals and other key employees; consumer acceptance of our products, product quality, innovation and brand image; our ability to continue to expand and improve our product line; industry competition; warranty expenses; risks of potential litigation; our dependence on significant suppliers, and the vulnerability of any suppliers to commodity shortages, inflationary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs; the capability of our information systems to meet our business requirements and our ability to upgrade our systems on a cost-effective basis without disruptions to our

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Select Comfort Reports Fourth Quarter and Full-Year 2007 Results – Page 5 of 10

business; and increasing government regulations, including new flammability standards for the bedding industry which bring product cost pressures and will require implementation of systems and manufacturing process changes to ensure compliance. Additional information concerning these and other risks and uncertainties is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

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(1) Top 25 Bedding Retailers, Furniture/Today, August 2007.

Select Comfort Reports Fourth Quarter and Full-Year 2007 Results – Page 6 of 10

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Three Months Ended
	December 29, 2007	% of Net Sales	December 30, 2006	% of Net Sales

Net sales	$190,672	100.0%	$198,013	100.0%
Cost of sales	79,130	41.5%	77,330	39.1%
Gross profit	111,542	58.5%	120,683	60.9%
Operating expenses:
Sales and marketing	91,832	48.2%	83,523	42.2%
General and administrative	15,249	8.0%	15,026	7.6%
Research and development	1,451	0.8%	1,780	0.9%
Asset impairment charges	211	0.1%	4,217	2.1%
Operating income	2,799	1.5%	16,137	8.1%
Interest (expense) income, net	(209)	(0.1%)	770	0.4%
Income before income taxes	2,590	1.4%	16,907	8.5%
Income tax expense	422	0.2%	6,140	3.1%
Net income	$2,168	1.1%	$10,767	5.4%

Net income per share – basic	$0.05		$0.21

Net income per share – diluted	$0.05		$0.20

Reconciliation of weighted average shares outstanding:
Basic weighted average shares outstanding	44,000		51,747
Effect of dilutive securities:
Options	1,038		2,224
Warrants	—		2
Restricted shares	293		198
Diluted weighted average shares outstanding	45,331		54,171

Select Comfort Reports Fourth Quarter and Full-Year 2007 Results – Page 7 of 10

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Twelve Months Ended
	December 29, 2007	% of Net Sales	December 30, 2006	% of Net Sales

Net sales	$799,242	100.0%	$806,038	100.0%
Cost of sales	312,827	39.1%	315,530	39.1%
Gross profit	486,415	60.9%	490,508	60.9%
Operating expenses:
Sales and marketing	372,467	46.6%	341,630	42.4%
General and administrative	64,351	8.1%	65,401	8.1%
Research and development	5,682	0.7%	4,687	0.6%
Asset impairment charges	409	0.1%	5,980	0.7%
Operating income	43,506	5.4%	72,810	9.0%
Interest (expense) income, net	(40)	0.0%	3,018	0.4%
Income before income taxes	43,466	5.4%	75,828	9.4%
Income tax expense	15,846	2.0%	28,645	3.6%
Net income	$27,620	3.5%	$47,183	5.9%

Net income per share – basic	$0.59		$0.89

Net income per share – diluted	$0.57		$0.85

Reconciliation of weighted average shares outstanding:
Basic weighted average shares outstanding	46,536		52,837
Effect of dilutive securities:
Options	1,455		2,529
Warrants	—		28
Restricted shares	301		193
Diluted weighted average shares outstanding	48,292		55,587

Select Comfort Reports Fourth Quarter and Full-Year 2007 Results – Page 8 of 10

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except per share amounts)

subject to reclassification

	(unaudited) December 29, 2007	December 30, 2006
Assets
Current assets:
Cash and cash equivalents	$7,279	$8,819
Marketable debt securities – current	—	37,748
Accounts receivable, net of allowance for doubtful accounts of $876 and $529, respectively	18,902	12,164
Inventories	32,517	24,120
Prepaid expenses	9,816	10,227
Deferred income taxes	6,796	5,785
Other current assets	3,833	4,305
Total current assets	79,143	103,168

Marketable debt securities – non-current	—	43,608
Property and equipment, net	80,409	59,384
Deferred income taxes	25,543	19,275
Other assets	5,394	3,526
Total assets	$190,489	$228,961

Liabilities and Shareholders’ Equity
Current liabilities:
Borrowings under revolving credit facility	$37,890	$—
Accounts payable	69,775	46,061
Customer prepayments	8,327	9,552
Accruals:
Sales returns	3,751	3,907
Compensation and benefits	14,865	20,057
Taxes and withholding	4,812	5,053
Other current liabilities	9,723	12,901
Total current liabilities	149,143	97,531

Warranty liabilities	6,747	7,769
Other long-term liabilities	10,473	7,967
Total liabilities	166,363	113,267

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 44,597 and 51,544 shares issued and outstanding, respectively	446	515
Additional paid-in capital	—	4,039
Retained earnings	23,680	111,140
Total shareholders’ equity	24,126	115,694
Total liabilities and shareholders’ equity	$190,489	$228,961

Select Comfort Reports Fourth Quarter and Full-Year 2007 Results – Page 9 of 10

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited – in thousands)

subject to reclassification

	Twelve Months Ended
	December 29, 2007	December 30, 2006

Cash flows from operating activities:
Net income	$27,620	$47,183
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,791	19,752
Stock-based compensation	6,252	8,325
Disposals and impairments of assets	596	5,912
Excess tax benefits from stock-based compensation	(1,497)	(8,565)
Changes in deferred income taxes	(7,280)	(7,665)
Other, net	(44)	(68)
Change in operating assets and liabilities:
Accounts receivable	(6,738)	(5,930)
Inventories	(8,397)	(2,138)
Prepaid expenses and other assets	(1,020)	(823)
Accounts payable	15,063	6,091
Customer prepayments	(1,225)	(5,166)
Accrued sales returns	(156)	(1,496)
Accrued compensation and benefits	(5,179)	(4,782)
Accrued taxes and withholding	1,646	5,198
Warranty liabilities	(719)	2,574
Other accruals and liabilities	2,866	974
Net cash provided by operating activities	46,579	59,376
Cash flows from investing activities:
Purchases of property and equipment	(46,062)	(31,079)
Investments in marketable debt securities	—	(28,072)
Proceeds from sales and maturity of marketable debt securities	81,086	25,940
Net cash provided by (used in) investing activities	35,024	(33,211)
Cash flows from financing activities:
Net increase (decrease) in short-term borrowings	45,240	(1,388)
Repurchases of common stock	(134,452)	(77,199)
Proceeds from issuance of common stock	4,572	8,809
Excess tax benefits from stock-based compensation	1,497	8,565
Net cash used in financing activities	(83,143)	(61,213)

Decrease in cash and cash equivalents	(1,540)	(35,048)
Cash and cash equivalents, at beginning of period	8,819	43,867
Cash and cash equivalents, at end of period	$7,279	$8,819

Supplemental Disclosure of Cash Flow Information
Income taxes paid	$20,662	$30,628
Interest paid	$1,095	$—

Select Comfort Reports Fourth Quarter and Full-Year 2007 Results – Page 10 of 10

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Supplemental Financial Information

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006

Percent of sales:
Retail	74.4%	75.0%	75.4%	76.2%
Direct	7.5%	8.5%	8.0%	9.4%
E-Commerce	6.9%	6.4%	6.8%	5.6%
Wholesale	11.2%	10.1%	9.8%	8.8%
Total	100.0%	100.0%	100.0%	100%

Sales growth rates:
Comparable-store sales	(13%)	(9%)	(11%)	7%
Net new stores	9%	9%	9%	9%
Retail total	(4%)	0%	(2%)	16%
Direct	(15%)	(4%)	(16%)	1%
E-Commerce	4%	23%	20%	31%
Wholesale	6%	89%	11%	40%
Total	(4%)	6%	(1%)	17%

Stores open:
Beginning of period	471	425	442	396
Opened	8	18	45	51
Closed	(1)	(1)	(9)	(5)
End of period	478	442	478	442

Retail partner doors	891	822	891	822

Other metrics:
Average sales per store ($ in 000’s) *	$1,318	$1,493
Average sales per square foot ($s) *	$1,024	$1,244
Stores > $1 million net sales *	73%	81%
Average mattress sales per mattress unit (Q4 Company-owned channels; $s)	$1,654	$1,689
Return on equity (trailing twelve months)	40%	40%
Cash and marketable debt securities ($ in 000’s)	$7,279	$90,175

* trailing twelve months for stores open at least one year